Exhibit 23.2


                                                                  24 August 1999

Flextronics International Limited
2090 Fortune Drive
San Jose
CA 95131
USA

FLEXTRONICS INTERNATIONAL LIMITED

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                                              /s/ Moore Stephens
                                                              ------------------
                                                                  Moore Stephens